UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 15, 2005

(Date of earliest event reported)

HARBOR GLOBAL COMPANY LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-30889	52-2256071
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Fanueil Hall Marketplace, Boston, MA	02109
(Address of principal executive offices)	(Zip Code)

(617) 878-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Relating to Accountants and Financial Statements

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 15, 2005, Harbor Global Company Ltd. (the “Company”) determined that it will restate its financial statements for the years ended December 31, 2004, 2003 and 2002 to include, in Note 3 to such financial statements, the following previously omitted lease-related disclosure required by SFAS 13, paragraph 23:

•	The amount of contingent rentals included within the income statements forming a part of the Company’s Consolidated Financial Statements included as part of the Form 10-K;

•	A description of leasing arrangements pertaining to the operation of the Meridian Commercial Tower; and

•	Minimum future rentals on noncancellable leases.

The Company determined to include this information in the notes to its Consolidated Financial Statements because rental income from the Meridian Commercial Tower, a commercial office building in Moscow Russia, is a significant source of the Company’s revenues.

The Company’s decision to restate the financial statements referred to above was discussed with, and approved by, the audit committee of the Company’s board of directors. In addition, the decision to restate the financial statements referred to above was discussed with the Company’s independent registered public accounting firm. The Company expects to file the restated financial statements for 2004, 2003 and 2002 with Amendment No. 1 on Form 10-K/A for the year ended December 31, 2004 (the “Form 10-K/A”) by August 5, 2005.

Due to the additional disclosure regarding historical contingent rentals, description of leasing arrangements and minimum future rentals on noncancellable leases that will be provided in Note 3 to the Consolidated Financial Statements to be included as part of the Form 10-K/A, investors are cautioned not to rely upon the Company’s previously filed Consolidated Financial Statements included in the Form 10-K.

While a restatement of the financial statements included as part of the Form 10-K is required to include the previously omitted lease-related information, the previously omitted information did not result in any change to any financial information included in the Company’s consolidated statements of operations, balance sheets, statements of stockholder’s equity or statements of cash flows for 2004, 2003 and 2002.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The Company’s management has concluded that, as of December 31, 2004 and March 31, 2005, the Company’s controls over the identification and determination of required lease and lease revenue disclosures were ineffective to ensure that such disclosures were made in accordance with accounting principles generally accepted in the United States. This deficiency in internal control over financial reporting resulted in the restatement of the Company’s consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 to include the previously omitted disclosures described above. Accordingly, management has concluded that this control deficiency constitutes a material weakness. Until the Company remediates this deficiency, the deficiency could result in omitted lease disclosures of a material nature that would result in a material misstatement of the annual or interim financial statements.

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Because the material weakness in the Company’s internal control over financial reporting with respect to accounting disclosure relating to leases and lease revenues has been identified and existed as of December 31, 2004 and March 31, 2005, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that, as of December 31, 2004 and March 31, 2005, the Company’s disclosure controls and procedures were not effective.

In response to this identified material weakness in internal control over financial reporting, the Company is reviewing its disclosure controls and procedures relating to accounting disclosure with respect to leases and lease revenues, implementing additional training of the Company’s accounting staff regarding lease accounting and disclosure and modifying disclosure and internal controls that management believes will improve the Company’s ability to process and report complete financial information required by applicable rules and regulations. The Company’s management believes that these additional efforts, together with pre-existing disclosure controls and procedures and other internal controls, will remediate this identified material weakness.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2005	HARBOR GLOBAL COMPANY LTD.

	By	/s/ Donald H. Hunter
Donald H. Hunter
Chief Operating Officer and Chief Financial Officer

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